Exhibit 10.6

                                OCTOBER 26, 1998

                                  AMENDMENT TO
                              SHUFFLE MASTER, INC.
                             1993 STOCK OPTION PLAN

The first two sentences of Section 7.)(03) are hereby amended to read as follows:

         (03) Termination of Employment, Except Death or Disability. In the event that an Optionee shall cease to be employed by the Corporation for any reason other than his or her death, disability or "for cause," such Optionee shall have the right to exercise any vested outstanding Options which were exercisable at the time of termination of employment at any time within three (3) months after the termination of employee (or such longer period as may be determined by the Committee) or until the earlier date of termination thereof under this Plan or the Option Agreement. Any vested Options not exercised within the three (3) month period (or longer period as determined by the Committee) shall terminate at the expiration of such period.

The remaining language of Section 7.)(03) is unchanged.

The first sentence of Section 7.)(04) is hereby amended to read as follows:

         (04) Death or Disability of Optionee. Unless otherwise determined by the Committee, if the Optionee shall die or become disabled within the definition of Section 105(d)(4) of the Code: (i) while in the employ of the Corporation or any Subsidiary or (ii) within a period of three (3) months after the termination of his or her employment with the Corporation or any Subsidiary as provided in paragraph (03) of this section (or such longer period as may be determined by the Committee, under paragraph (03) of this section), and in either case shall not have fully exercised his or her vested Options, any vested Options granted pursuant to the Plan which were exercisable at the date of termination of employment shall be exercisable only within six (6) months following his or her death or date of disability or until the earlier originally scheduled stated expiration thereof.

The remaining language of Section 7.)(04) is unchanged.


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